DELTA WOODSIDE INDUSTRIES, INC.
                       LONG TERM INCENTIVE PLAN AMENDMENTS


The Delta Woodside Industries, Inc. Long Term Incentive Plan approved by the shareholders of Delta Woodside Industries, Inc. on November 6, 1997 (the "Plan") is amended effective as of June 14, 2000 to provide as follows:

1. Delta Woodside Industries, Inc. (the "Company") shall pay cash to each of the participants listed on Exhibit A hereto (the "Participants") and shall issue to the Participants shares of Delta Woodside Industries, Inc. common stock, in each case as set forth on Exhibit A. The Company shall make such payment of cash and shall issue such shares of common stock on or about June 14, 2000, but in any event prior to June 19, 2000. Notwithstanding the foregoing, no Participant shall receive such cash and shares unless he or she executes and delivers to the Company a release of all such individual's rights under and in connection with the Plan.

2.     Any awards made under the Plan other than those expressly provided for in
       Section  1.  above  are  null  and  void.

3. In the event of any conflict between any provision of the Plan and any provision of Section 1. or Section 2. above, such provision of Section 1. or 2. above shall control.

4. No further grants of awards or options and no further issuances of shares shall be made under the Plan (other than as provided in Section 1. above).

5. The amendments set forth in Sections 1. through 4. above shall be effective contingent on the declaration by the Board of Directors of the Company of the stock dividend that will effect the distribution of the stock of Duck Head Apparel Company, Inc. and the stock of Delta Apparel, Inc. to the shareholders of the Company.


                                           DELTA  WOODSIDE  INDUSTRIES,  INC.



                                           By:/s/ David R. Palmer
                                           ----------------------
                                           David R. Palmer, Corporate Controller


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                                   EXHIBIT  A


                          PARTICIPANTS      SHARES      CASH
                     --------------------  -------  -----------

                     E. Erwin Maddrey, II  206,667  $190,000.00
                     Bettis C. Rainsford   148,800  $136,800.00
                     William F. Garrett    126,480  $116,280.00
                     Mark Beaumont          51,460  $ 47,310.00
                     Jane H. Greer          43,028  $ 39,558.00
                     Robert W. Humphreys.   48,360  $ 44,460.00
                     Buck Mickel estate     12,813  $ 11,780.00
                     Buck A. Mickel         13,072  $ 12,017.50
                     C.C. Guy               13,485  $ 12,397.50
                     Dr. Max Lennon         13,330  $ 12,255.00
                     Dr. James F. Kane      13,485  $ 12,397.50


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